UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2012

VOLCANO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-52045	33-0928885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3661 Valley Centre Drive, Suite 200 San Diego, California		92130
(Address of principal executive offices)		(Zip Code)

(800) 228-4728

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On December 4, 2012, Volcano Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Goldman, Sachs & Co. (the “Underwriters”), pursuant to which the Company agreed to sell $400 million aggregate principal amount of 1.75% Convertible Senior Notes due 2017 (the “Firm Notes”) and, at the option of the Underwriters, up to an additional $60 million aggregate principal amount of 1.75% Convertible Senior Notes due 2017 (the “Option Notes” and, together with the Firm Notes, the “Notes”). The Notes will be offered and sold in a public offering (the “Offering”) registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission on September 13, 2010, which was effective upon filing (Registration No. 333-169341).

The Underwriting Agreement includes customary representations, warranties and covenants. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the Underwriters may be required to make in respect of those liabilities.

The foregoing description of the Underwriting Agreement is qualified in its entirety by the copy thereof which is attached as Exhibit 1.1 and incorporated herein by reference.

The Company estimates that net proceeds from the offering will be approximately $387.1 million, after deducting the Underwriters’ discounts and estimated transaction expenses associated with the Offering and the Convertible Note Hedge Transactions, described below, and the Warrant Transactions, described below, payable by the Company. The Company expects to use approximately $31.4 million of the net proceeds from the sale of the Notes to pay the cost of the Convertible Note Hedge Transactions (after such cost is partially offset by the proceeds that the Company expects to receive from the Warrant Transactions) and may use up to $105 million of the net proceeds from the offering to fund repurchases of up to $90 million its outstanding 2.875% Convertible Senior Notes due 2015. The Company may also use a portion of the net proceeds to invest in or acquire complementary products, businesses or technologies. The remaining net proceeds are intended for working capital and general corporate purposes.

Convertible Note Hedge Transactions and Warrant Transactions

On December 4, 2012, the Company entered into convertible note hedge transactions (the “Convertible Note Hedge Transactions”) with JP Morgan Bank, National Association, London Branch and Goldman, Sachs & Co. (the “Option Counterparties”). The Convertible Note Hedge Transactions cover, subject to customary anti-dilution adjustments, 12,184,480 shares of the Company’s common stock, have a strike price that initially corresponds to the initial conversion prices of the Notes, and are expected to reduce the potential dilution with respect to the Company’s common stock upon future conversion of the Notes.

The Company also entered into separate warrant transactions (the “Warrant Transactions”) with the Option Counterparties, pursuant to which the Company sold to the Option Counterparties warrants relating to 12,184,480 shares of the Company’s common stock. The warrants have an initial strike price of $37.59 (subject to adjustment), which exceeds the closing price of the Company’s common stock on The Nasdaq Global Select Market on December 4, 2012 by 50%. The warrants will be exercisable and expire beginning on March 15, 2018 and the Company has the right to settle the warrants in cash or on a net share basis.

Upon exercise, the Company may be required under the terms of the Warrant Transactions to issue up to 12,184,480 shares of the Company’s common stock (subject to adjustments in connection with stock splits or similar changes to the Company’s capitalization), which represents approximately 22.6% of the Company’s outstanding shares of common stock as of November 30, 2012. The Warrant Transactions could have a dilutive effect on the Company’s common stock to the extent that the market value per share of the Company’s common stock, as measured under the Warrant Transactions, exceeds the strike price of the Warrant Transactions.

The Company has been advised that, in connection with establishing their initial hedge positions with respect to the Convertible Note Hedge Transactions and the Warrant Transactions, the Option Counterparties, and/or their affiliates, expect to enter into various over-the-counter derivative transactions with respect to the Company’s common stock concurrently with and/or shortly after the pricing of the Notes. These activities could have the effect of increasing, or limiting a decline in, the market price of the Company’s common stock concurrently with and/or shortly after the pricing of the Notes.

In addition, the Option Counterparties and/or its affiliates may modify their hedge positions from time to time prior to conversion, repurchase or maturity of the Notes by entering into and unwinding various over-the-counter derivative transactions and/or purchasing and selling shares of the Company’s common stock and/or the Company’s other securities, including the Notes, and/or other instruments they may wish to use in connection with such hedging activities (and are likely to do so during any observation period related to a conversion of the Notes).

The Convertible Note Hedge Transactions and the Warrant Transactions are separate transactions, each entered into by the Company with the Option Counterparties, are not part of the terms of the Notes and will not change any holders’ rights under the Notes. Holders of the Notes will not have any rights with respect to the Convertible Note Hedge Transactions or Warrant Transactions.

The foregoing description of the Convertible Note Hedge Transactions and Warrant Transactions is qualified in its entirety by reference to (i) the confirmations relating to the Convertible Note Hedge Transactions, which are attached hereto as Exhibits 10.1 and 10.2, and are incorporated herein by reference and (ii) the confirmations relating to the Warrant Transactions, which are attached hereto as Exhibits 10.3 and 10.4 and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

In a press release issued December 5, 2012, the Company announced that it had priced the Offering. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated December 4, 2012, by and between Volcano Corporation,

J.P. Morgan Securities LLC, and Goldman, Sachs & Co.

10.1	Base Call Option Transaction Confirmation, dated December 4, 2012, between Volcano Corporation and JPMorgan Chase Bank, National Association, London Branch.

10.2	Base Call Option Transaction Confirmation, dated December 4, 2012, between Volcano Corporation and Goldman, Sachs & Co.

10.3	Base Warrants Confirmation, dated December 4, 2012, between Volcano Corporation and JPMorgan Chase Bank, National Association, London Branch.

10.4	Base Warrants Confirmation, dated December 4, 2012, between Volcano Corporation and Goldman, Sachs & Co.

99.1	Press release, dated December 5, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLCANO CORPORATION

By:	/s/ Darin Lippoldt
Darin Lippoldt Senior Vice President and General Counsel

Dated: December 5, 2012

Exhibit Index

Exhibit Number	Description

1.1	Underwriting Agreement, dated December 4, 2012, by and between Volcano Corporation, J.P. Morgan Securities LLC and Goldman, Sachs & Co.

10.1	Base Call Option Transaction Confirmation, dated December 4, 2012, between Volcano Corporation and JPMorgan Chase Bank, National Association, London Branch.

10.2	Base Call Option Transaction Confirmation, dated December 4, 2012, between Volcano Corporation and Goldman, Sachs & Co.

10.3	Base Warrants Confirmation, dated December 4, 2012, between Volcano Corporation and JPMorgan Chase Bank, National Association, London Branch.

10.4	Base Warrants Confirmation, dated December 4, 2012, between Volcano Corporation and Goldman, Sachs & Co.

99.1	Press release, dated December 5, 2012.